Exhibit 10(m)

                    KEY EXECUTIVE
              EMPLOYMENT AND SEVERANCE
                      AGREEMENT
                     (Restated)


     This Agreement is made and entered into as of March
2, 1992 between K. Thor Lundgren ("Executive") and
Harnischfeger Industries, Inc., a Delaware Corporation
("Company").

                W I T N E S S E T H :

     WHEREAS, Executive possesses legal and business acumen and experience which are deemed vital by the Company and the Company desires to employ Executive as a member of its senior management team and to ensure that Executive will continue to make available his skills and experience to the Company;

     WHEREAS, Executive forfeited substantial current benefits and future opportunities to accept the Company's offer of employment;

     WHEREAS, the Company has determined it is in the best interests of the Company and its stockholders to assure that Executive is in a position to objectively evaluate all proposals for acquisition of the Company (recognizing that no such proposal is pending) and has determined this Agreement, including the severance provisions, will assure such independent evaluation;

     WHEREAS, the Company recognizes the need to provide a level of compensation and relative security that is competitive with that of other publicly held companies and which provides the necessary economic and performance incentives that will be of benefit to Company stockholders in the long term; and

     WHEREAS, in the event that Executive's position is eliminated or his employment is terminated as a result of an acquisition of the Company it would be difficult to calculate the losses and detriment which would be incurred by Executive in such circumstances:

     In consideration of each of the specific premises set forth above and in further consideration of the mutual agreements set forth herein, the parties agree as follows:

     1. Employment by the Company of Executive and Acceptance by Executive. The Company hereby employs
Executive during the term of this Agreement in such capacities and upon such conditions concerning rates of compensation, benefits and other matters as are hereinafter stated. Executive hereby accepts such employment and agrees faithfully, diligently and to the best of his ability to discharge the responsibilities of the offices which he shall, as provided herein, occupy.

     2. Capacity. Executive shall be employed by the Company during the term of this Agreement as Senior Vice
President, Secretary and General Counsel, with such duties, functions, responsibilities and authority which are commensurate with and appropriate for such position and as are from time-to-time set forth in the Bylaws of the Company and otherwise delegated to Executive by the Chief
Executive Officer and the Board of Directors of the Company; provided that such duties, functions and responsibilities shall not be materially changed, without Executive's consent, from such duties, functions and responsibilities as are currently performed and enjoyed by Executive. Executive shall be a full-time employee of the Company and shall devote his best efforts to the performance and fulfillment of such duties, functions and responsibilities; provided that Executive shall be permitted such vacations and other time off as are consistent with his position and period of service and the general rules and practices of the Company in that regard, it being understood for this purpose that such rules and practices shall not be materially less favorable to Executive than those presently in effect.

     3. Place of Employment; Moving. While it is recognized that the performance of Executive's duties hereunder will occasionally require Executive to travel on behalf of the Company, the principal office of Executive and the principal place for performance by him of his services hereunder shall be in the Milwaukee, Wisconsin metropolitan area, and Executive shall not, without his consent, be required to perform the principal portion of his services hereunder outside of such area. However, the Company may require from time-to-time that Executive perform such services outside the Milwaukee, Wisconsin metropolitan area as are required for the proper performance by him of his duties during any reasonable period or periods, but, unless the consent of Executive is obtained, such periods shall not exceed in the aggregate two months during any twelve-month period. If Executive shall consent to carry out his duties hereunder at some place other than the Milwaukee, Wisconsin metropolitan area, and, as a result thereof, it shall be or become necessary for Executive to move his place of residence, the Company shall reimburse Executive under the terms of the Company's employee relocation assistance plan in effect as of the date of this Agreement or, if more favorable to Executive, under the terms of any such practice adopted by the Company in the future.

     4. Term. Subject to the other provisions of this Agreement, the term of this Agreement and Executive's employment hereunder shall be deemed to have commenced on the date of this Agreement and shall continue for a period of three years thereafter, or, if earlier, until Executive reaches age 65 or until his death or Disability (as hereafter defined), whichever occurs first. Subject to the other provisions of this Agreement, commencing on the first anniversary of this Agreement and on each anniversary thereafter, the term of this Agreement and Executive's employment hereunder shall, unless Executive has reached age 62 or died or become "Disabled" (as hereinafter defined) before such date, be automatically extended for a period of one additional year unless at least thirty days prior to such date Executive shall notify the Company in writing that Executive does not extend the term of this Agreement or the Company notifies Executive that, for Cause
(as hereafter defined), the Company does not extend the term of this Agreement, which notice shall be in writing and set forth the grounds for Cause. Notwithstanding the foregoing but subject to Executive's right to terminate his employment for Good Reason (as hereafter defined), in the event of a Potential Change in Control (as hereafter defined) or a Change in Control (as hereafter defined)
Executive will not terminate employment with the Company until the earliest of (i) a date which is twelve months from the occurrence of such Potential Change in Control,
(ii) the termination of Executive's employment due to Disability or retirement at age 65 or (iii) a date which is twelve months from the occurrence of such Change in Control. In the event of a Change In Control, the term of this Agreement shall be extended for three years from the date of such Change In Control and there shall be no further extension of the term. The provisions of this Agreement, if extended, shall be identical to those of this Agreement as in effect immediately prior to such extension except that the annual base salary provided for herein shall be equal to the annual rate of base salary currently being paid to Executive immediately preceding the date on which such extension becomes effective.

     5. Change in Control. One or more of the following shall constitute and be defined as a "Change In Control":

          (a) a change in control or other transaction or matters which are of a nature that any of them would be required to be reported in response to subparagraphs (i),
(iv) or (v) of the first paragraph of Item 14 of Schedule
14A or Regulation 14a-101 (as now in effect or as amended) promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;
or

          (b) a change in control or other transactions or matters which are of a nature that any of them would be required to be reported in response to Item 5 of Schedule
14D-1 of Regulation 14d-100 (as now in effect or as amended) promulgated under Section 14 of the Exchange Act, whether or not the Company is then subject to such a reporting requirement; or

          (c)  if any Person (including a person as
defined in Section 3(a)(9), Section 13 (d) or Section 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities (the term Beneficial Owner as used herein shall include but not be limited to any person with the attributes or interests described in Rule 13d-3 (as now in effect or as amended) promulgated under the Exchange Act);
or

          (d) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Company's Board of Directors comprised as follows:
individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds
( ) of the directors who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

          (e)  (i)  the shareholders of the Company
approve a merger, consolidation or other combination of the Company with any other corporation or entity, other than a merger, consolidation or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or combination or (ii) the shareholders of the Company approve a plan of liquidation of the Company or an agreement for the sale, disposition or transfer by the Company of all or substantially all the Company's assets.

     6. Potential Change In Control. One or more of the following shall constitute and be defined as a "Potential
Change In Control":

          (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change In Control; or

          (b) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) who is or becomes the Beneficial
Owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such Person; or

          (c) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change In Control has occurred.

     For all purposes of this Agreement, if the facts giving rise to a Potential Change in Control cease to exist without any Change in Control having occurred, the provisions of this Agreement which are triggered by such Potential Change in Control shall no longer be effective unless another Potential Change in Control or any Change in Control occurs.

     7.  Salary Compensation.  As salary compensation to
Executive for his performance of the services to be rendered hereunder and for his acceptance of the responsibilities described herein and for his performance of all the usual obligations of employment, the Company agrees to pay or cause to be paid to Executive, and Executive agrees to accept, during the term of this Agreement an annual base salary of not less than $__________ per year or such greater amount as the Board of Directors may from time-to-time determine, payable in equal semi-monthly installments. At least annually the Board of Directors of the Company or the Human Resources Committee or such other committee to which the Company may have delegated such authority, shall review such base salary to determine whether it should be increased on the basis of Executive's performance, that of the Company, or other circumstances then prevailing. The results of each review shall be communicated to and discussed with Executive by the Board of Directors or such Committee.

     8. Bonus and Incentive Compensation. In addition to the salary compensation payable to Executive as provided in par. 7 hereof, Executive shall be entitled during the term of this Agreement to receive such bonus and incentive compensation each year as may be awarded in the discretion of the Human Resources Committee (or other appropriate committee) of the Board of Directors of the Company pursuant to the Company's bonus, incentive compensation and similar plans as are presently in effect or as may hereafter be adopted or amended.

     8A.  Salary, Bonus and Other Compensation Following a
Change in Control. Upon the occurrence of a Change in Control Executive shall be entitled, at a minimum, to the following in each year that Executive remains employed by the Company: (a) an annual base salary of no less than that paid immediately prior to such Change in Control plus a minimum annual salary increase, on each anniversary of this Agreement, equal to the cumulative change in the Consumer Price Index; (b) bonus and incentive compensation
(including both cash and stock components) each year of no less than the greater of (i) the amount of bonus and incentive compensation received in the year immediately prior to such Change in Control or (ii) in the event
Executive was promised or led to expect bonus and/or incentive compensation under any plans based upon the achievement of financial, operating or personal targets or goals, the amount that would have been payable to Executive as if such targets or goals were met for the year in question ("Par Bonus"); (c) pension benefits, supplemental retirement benefits, deferred compensation and salaried continuation plans, incentive stock awards, stock option plans, medical, health, life, accident and disability insurance plans and programs, auto and business expense reimbursements, vacations and other benefits of not less than the type and amount paid or granted to Executive immediately prior to such Change in Control; (d) office space and secretarial services equivalent to those existing immediately prior to such Change in Control.

     9.  Further Benefits.  In addition to the
compensation provided in par. 7 and par. 8 hereof, Executive shall, during the term of this Agreement (and thereafter to the extent provided herein), be covered by all applicable pension and retirement plans, insurance and death benefits in effect for all salaried employees, together with any future improvements in such plans and benefits. In addition, Executive shall be entitled during the term of this Agreement, and thereafter to the extent provided for herein or in any such plan, to receive such other and further benefits, including, without limitation, benefits under stock option plans, supplemental retirement plans, performance unit plans, deferred compensation and salary continuation plans, medical, health, life, accident and disability insurance programs, pension benefits, vacations, expense reimbursements and any and all other benefits as shall be generally made applicable to key executive employees of the Company, and such additional benefits, as may be granted to him from time-to-time by the Board of Directors of the Company or the appropriate committee thereof.

     10. Covenant Against Competition. Executive agrees that at all times during the term of this Agreement and for a period of one year following the date on which Executive's employment is terminated, Executive will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, as owner, partner, officer or employee, engage in any business which is substantially competitive with any business then actively conducted by the Company or by any of its subsidiaries, or undertake to consult with or advise any such competitive business, or otherwise, directly or indirectly, engage in any activity which is substantially competitive with or in any way adversely and substantially affecting any activity of the Company or any of its subsidiaries, provided, however, that ownership by Executive of not more than 5% of the outstanding shares of stock of any such business listed on any national stock exchange or quoted on an automated quotation system, or of not more than 15% of the stock of any such business not so listed or quoted, shall not be deemed a violation of this covenant.

     11.  Confidentiality and Proprietary Information.
Executive agrees to be bound by the provisions of the Employee Proprietary Rights and Confidentiality Agreement attached hereto as Exhibit "A" and incorporated herein.
The provisions of such agreement supplement and are in addition to Executive's obligations under this Agreement.

     12. Certain Remedies. If Executive commits a breach or threatens to commit a breach of any of the provisions of par. 10 hereof or the agreement described in par. 11, the Company shall have the right and remedy, in addition to any other remedy that may be available, at law or in equity, to have the provisions of par. 10 and the agreement described in par. 11 specifically enforced by any court having equity jurisdiction together with an accounting for any damages sustained, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.
Such an injunction shall be available without the posting of any bond or other security, and Executive hereby consents to the issuance of such injunction.

     If any covenant contained in par. 10 or the agreement described in par. 11 or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to reduce the duration and/or area of such covenant and, in its reduced form, said covenant shall then be enforceable.

     13.  Disability.  Employee shall be considered
"Disabled" (or a "Disability" shall have occurred) in the event Executive is unable to perform his services under this Agreement for a continuous period of six months by reason of his physical or mental illness or incapacity. If there is any dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such question shall be submitted to a licensed physician agreed to by Executive (or any legal guardian lawfully appointed) and the Company, or, if they are unable to so agree, appointed by the President of the Medical Society of Milwaukee County, Wisconsin at the request of either Executive (or such guardian) or the Company. Executive shall submit to such examinations and provide such information as such physician may reasonably request and the determination of such physician as to Executive's physical or mental condition shall be binding and conclusive upon Executive and the Company. If
Executive shall become Disabled, in lieu of any further salary or other compensation provided for in par. 7 and par. 8 hereof (except to the extent that such salary or other compensation was earned but not paid prior to Disability), the Company shall thereafter pay to Executive the benefits under the Company's short-term disability plan as long as applicable and then the Company's long-term disability plan in effect at the date of this Agreement, together with any improvements in said plans in the future which provide additional or more favorable benefits to Executive.

     14. Prior Service Credit. [This paragraph left blank].


     15.  Termination by Company.

          (a)  The Company shall have the right to
terminate this Agreement (and Executive's employment) only upon the death or Disability of Executive or for Cause.
For purpose of this Agreement, "Cause" shall mean (i)
Executive's willful and continued failure to substantially perform the reasonably assigned duties with the Company which are consistent with Executive's position and job description referred to in this Agreement and, in the event of a Change in Control, those duties assigned prior to the Change in Control, other than any such failure resulting from incapacity due to physical or mental illness, after a written demand for substantial performance is delivered to Executive by the Board of Directors of the Company which specifically identifies the manner in which Executive has not substantially performed the assigned duties, or (ii)
Executive's willful engagement in illegal conduct which is materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, in knowing bad faith and without reasonable belief that the action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advise of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company.
Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board of Directors Executive was guilty of the conduct set forth above in (i) or (ii) of this paragraph and specifying the particulars thereof in detail.

          (b)  Forfeiture.  If Executive is terminated
for Cause pursuant to par. 15, Executive shall be entitled to receive only the Accrued Benefits described in par.
16(c)(i).

     16. Termination of this Agreement by Executive in Certain Circumstances.

          (a)  Voluntary Termination.  Subject to the
restrictions in par. 4, Executive may terminate this Agreement other than for Good Reason (as hereinafter defined) upon 30 days prior written notice to the Company.
Upon such termination, Executive shall be entitled to receive only the Accrued Benefits described in par.
16(c)(i).

          (b)  Termination by Executive for Good Reason.
Executive may terminate his employment under this Agreement for Good Reason at any time during the term hereof unless this Agreement has previously expired or been terminated by reason of (i) the death or Disability of Executive, (ii) attainment by Executive of age 65 (iii) termination of this Agreement by the Company for Cause, or (iv) voluntary termination of this Agreement by Executive other than for Good Reason. Termination by Executive for "Good Reason" shall mean termination by Executive of his employment hereunder (i) for any reason within the twelve (12) months following the expiration of the committed employment period specified in par. 4(i), (ii) or (iii) hereof (provided a Change in Control has occurred), or because of:

          (ii)  the assignment to Executive without his
          express written consent of any duties or functions inconsistent with his present positions, duties, responsibilities, authority and status with the Company, or a change in his present reporting responsibilities, titles or offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions; or

          (iii)  failure to provide Executive with the
          bonus and incentive compensation required by par. 8A(b) of this Agreement or the exclusion of Executive from any management, incentive compensation or bonus programs maintained by the Company from time-to-time in its discretion and of a type in which Executive participated at the inception of this Agreement or in which key executives in general participate; or

          (iv) the failure by the Company to provide or maintain the benefits described in par. 8A(c) and (d) of this Agreement or the failure by the Company to maintain the deferred compensation plans, pension and retirement plans (including supplemental retirement plans), life insurance and other fringe benefit plans maintained by the Company at the inception of this Agreement;
          or

          (v) the failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

          (vi)   the failure by the Company to pay the
          annual base salary and annual increases
          required by par. 8(a) of this Agreement or any reduction in the base salary currently being paid to Executive; or

          (vii) any other material breach by the Company of any of the terms of this Agreement; or

          (viii) any purported termination by the Company of this Agreement or Executive's employment hereunder which is not effected pursuant to a Notice of Termination (as hereinafter defined) and which does not satisfy the requirements of par. 15 hereof.

          (c)  Termination Payments.  Upon any
termination by Executive of his employment under this Agreement pursuant to par. 16(b), or upon any termination of Executive's employment by the Company during the term hereof other than for Cause, Disability or death, the Company shall forthwith:

          (i)  Pay to Executive in cash the following
          accrued benefits ("Accrued Benefits") (a) all
          salary earned or accrued through the
          termination date; (b)    reimburse Executive for
          any and all monies advanced n connection with Executive's employment for reasonable and necessary expenses incurred by Executive through the termination date; (c) pay any and all bonus, cash and other benefits previously earned through the termination date and deferred at the election of Executive or pursuant to any deferred compensation plans then in effect; (d) make a pro rata (based upon the portion of such fiscal year that Executive was an employee of the Company) lump sum payment of any bonus and incentive compensation
          (including both cash and stock components) otherwise payable to Executive with respect to the year in which termination occurs under any bonus and incentive plan(s) in which Executive is a participant; and (e) pay all other amounts and benefits to which Executive may be entitled under the terms of any benefit plan of the Company. Payment of amounts other than those described in subsections (d) and (e) hereof shall be made within 10 days after the termination date. Payment of amounts under subsections (d) and (e) hereof shall be made pursuant to the terms of any such plans either by the Company or a trust implementing such plan; plus

          (ii) Pay to Executive in cash in a lump sum an amount equal to the product of three (3) (or, if less, the whole number of years (rounded upward) remaining, at the time of such termination, until Executive would attain age
          65) times the sum of (1) the annual base salary payable to Executive hereunder immediately prior to such termination plus (2) the greater of the average annual amount to which Executive became entitled (whether paid, payable or deferred) under all bonus, incentive compensation and other plan(s) of the Company during the three years (or number of years that Executive participated therein, if less) preceding such termination or the Par Bonus;
          and

          (iii)  repurchase all restricted stock, stock
          options and any accompanying stock appreciation rights ("SARs") issued by the Company at the "Market Price" thereof, all of which shall, to the extent permissible under the applicable plans, automatically become vested and exercisable upon such termination. If the vesting or exercise date of any of the foregoing may not be accelerated, the Company shall pay to Executive, in exchange for the cancellation of such rights, an amount equal to the Market Price thereof. As used herein, the Market Price of an option and any accompanying
          SAR shall be equal to the difference between the Market Price of the underlying stock and the exercise price of such option. Underwater options and SARs shall remain in existence in accordance with their terms. The Market Price of the underlying stock shall be equal to the highest Market Price of the stock during the one year period immediately preceding such termination; plus

          (iv) in addition to the retirement benefits to which Executive is entitled under the Company's retirement plan(s) or any successor plans thereto, the Company shall pay to Executive not later than the tenth day following the termination date, a lump sum, in cash, equal to the actuarial equivalent of the excess of (a) the retirement pension (determined as a straight life annuity commencing at age 65) which Executive would have accrued under the terms of the Company's retirement plan (without regard to the limitations imposed by section
          415 of the Internal Revenue Code of 1954, as amended (the "Code"), or any amendment to the retirement plan made subsequent to a Change in Control of the Company and on or prior to the termination date, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if Executive had rendered (after the termination date) three additional years of credited service thereunder, and as if Executive had accumulated three additional calendar years of compensation (for purposes of determining "Monthly Compensation" as defined in the Company's retirement plan), each in an amount equal to the amount for the highest calendar year out of the final ten calendar years preceding the termination date, but in no event shall Executive be deemed to have accumulated additional credited service after
          Executive's 65th birthday, over (b) the
          retirement pension (determined as a straight life annuity commencing at age 65), which Executive had then accrued pursuant to the provisions of the Company's retirement plan(s).
          For purposes of this Subsection, "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the Company's retirement plan(s) immediately prior to the Change in Control of the Company.
          Provided, however, that to the extent that all or a portion of such amount is payable pursuant to any other arrangement established by the Company, the amount to which Executive shall be entitled pursuant to this Subsection shall be reduced by such amount; and

          (v)  pay Executive in cash for any vacation
          time earned but not taken at the termination date, at an hourly rate equal to the annual base salary as in effect immediately prior to the termination date divided by 2080.

     Notwithstanding any other provisions of this Agreement, for purposes of the Company's salaried pension plan and its medical, health, life, accident and disability insurance programs, Executive shall, in the event of any termination which entitled Executive to the payments described in par. 16(c) hereof, be considered and deemed, for a period of 3 years following such termination or until Executive attains the age of 65 or until reasonably equivalent benefits are paid or extended by a new employer, whichever first occurs, to be a full-time employee of the Company and be entitled to all benefits, rights and privileges thereunder. If at the end of three years
Executive has not attained the age of 65 or has not previously received or is not then receiving equivalent benefits from a new employer, the Company shall arrange, at its sole cost and expense, to enable Executive to convert the coverage under such policies to equivalent individual policies. To the extent necessary for application of this paragraph, Executive's annual compensation during the aforesaid period shall be deemed to be equal to the amount described in par. 16(c)(ii)(1) plus the amount described in par. 16(c)(ii)(2).

     17. Tax Protection. In the event that Executive becomes entitled to any payments set forth in par.
16(c)(ii), (iii), (iv) or (v) of this Agreement ("Severance
Payments"), and if any of such Severance Payments will be subject to the tax (the "Excise Tax") imposed by section
4999 of the Internal Revenue Code or any amendments thereof
(or any similar tax that may hereafter be imposed), the Company shall reasonably estimate and pay to Executive upon termination an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Severance Payments and any federal, state and local income taxes and Excise Tax upon the payment provided for by this subsection, shall be equal to the Severance Payments. For purpose of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise
Tax, (i) any other payments or benefits received or to be received by Executive in connection with a Change in Control of the Company or termination of employment
(whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section
280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code in excess of the base amount within the meaning of section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of the Severance Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Severance Payments or (B) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purpose of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the termination date, net of maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of employment, Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-
Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined. All reasonable fees and expenses incurred by the Executive to compute the Excise
Tax or to litigate or otherwise defend the calculation, regardless of the outcome of any litigation, shall be paid by the Company. It is the intent of this provision to avoid any diminution in payments to which Executive is entitled under this Agreement by virtue of the imposition of any "excise" or similar taxes (excluding income taxes) and to make Executive whole should any such taxes be imposed.

     18. No Diminution of Payments. Executive shall not be required to mitigate the amount of any payment provided for in par. 16, par. 17 or any other provision of this Agreement, and no such payment shall be reduced by any present value factor or any other compensation or amount payable to Executive by the Company or any other employer or source, or for any other reason. The payments provided by par. 16 and par. 17 are in addition to, and not in lieu of, any other rights, benefits or entitlements Executive may have under the provisions of any other plan. It is the expectation and agreement of the parties, in consideration of the mutual promises herein, that no amount payable hereunder shall be reduced by any court or arbitrator, regardless of the legal theory advanced.

     19.  Notice of Termination; Effect.

          (a) Notice. Any purported termination of this Agreement by the Company for Cause or Disability or by Executive pursuant to par. 16(b) hereof shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. No such purported termination shall be effective if not effected pursuant to a Notice of Termination satisfying the requirements of this par. 19.

          (b) Effect. No termination of this Agreement shall affect any right or obligation of any party accrued prior thereto and no such termination shall affect the provisions of par.'s 10, 11, 12, 16, 17, 18, 19, 20, 21, 22 and 23 hereof, all of which shall remain in effect notwithstanding any such termination.

     20. Payment Obligations Absolute. The Company's obligation during and after the term hereof to pay or cause to be paid to Executive the compensation and payments provided for in this Agreement and to make the arrangement provided herein shall be absolute and unconditional and shall not be diminished, reduced or affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final.

     21.  Superseding Effect - Entire Agreement.  This
Agreement supersedes any prior agreements or understandings, oral or written, between the parties with respect to the subject matter hereof and constitutes the entire agreement of the parties with respect thereto. No provision of this Agreement (including this par. 21) may be waived, amended, or otherwise modified except by a subsequent written agreement executed by the parties hereto.

     22.  Venue; Expenses.  Any action concerning this
Agreement may be brought in the federal or state courts located in the County of Milwaukee, Wisconsin, and each party consents to the venue and jurisdiction of such courts. The Company shall pay all legal fees and expenses incurred by Executive in connection with or as a result of termination following a Change in Control (including any fees incurred in contesting or disputing any termination).
In addition, if a dispute arises with respect to the Company's obligations or Executive's rights under this Agreement, or if any legal proceeding shall be brought to enforce or interpret any provision contained herein, or to recover damages for breach hereof, or in the event of any other litigation involving this Agreement, Executive shall recover from the Company all attorneys' fees and costs and disbursements incurred as a result of such dispute or legal proceeding, regardless of the outcome, plus prejudgment interest on any money judgement obtained by the Executive, calculated at the rate of interest announced by First
Wisconsin National Bank of Milwaukee from time-to-time as its prime rate, plus 2.0%, from the date that payments to Executive should have been made under this Agreement.

     23.  Assignment; Binding Effect.

          (a) This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, provided that (i) this Agreement is a personal service agreement and no right hereunder may be assigned by Executive except as contemplated by par. 23(c) hereof and
(ii) unless the Company shall have complied with this par.
23, no right hereunder may be assigned or transferred by the Company by operation of law or otherwise. Any purported assignment or transfer in violation of this par.
23 shall be null and void.

          (b) The Company will obtain from any purchaser or other assignee or transferee of or successor to all or substantially all of the business or assets of the Company, an agreement in form and substance satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it as if no such purchase had taken place. As used in this Agreement, the term "Company" shall mean Harnischfeger Industries, Inc. as hereinbefore defined and any successor to or purchaser, transferee or assignee of its business or assets. The failure to obtain such an assumption within sixty days following the closing of any such purchase, assignment or transfer shall thereupon immediately entitle Executive to invoke all rights granted in par. 16.

          (c) This Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of Executive.

     24. Withholding. The Company shall be entitled to withhold from amounts to be paid to Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time-to-time required to withhold.
The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of any such withholding shall arise.

     25. Invalidity. If a court shall determine that any provision of this Agreement is invalid or unenforceable as written, it is the intention of the parties that such provision be interpreted or judicially modified so as to enable such provision to be enforced to the maximum extent permissible. Any invalid or unenforceable provision which cannot be so modified shall be severed from this Agreement and shall not affect the validity or enforceability of any other provisions of this Agreement.

     26.  Notice.  Notices given pursuant to this
Agreement shall be in writing and shall be deemed given when received and if mailed, shall be mailed by United
States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to Harnischfeger Industries, Inc., Attention:
Secretary, 13400 Bishops Lane, Brookfield, Wisconsin 53005, or if to Executive, at the address set forth below the Executive's signature line of this Agreement, or to such other address as the party to be notified shall have given in writing to the other.

     27. No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provisions of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior to subsequent time.

     28. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provisions of this Agreement.


     IN WITNESS WHEREOF, Executive has affixed his hand hereto, and the Company has caused this instrument to be executed by a duly authorized officer thereof, as of the day and year first above written.


                    ----------------------------
                    K. Thor Lundgren
                    1711 E. Dean Road
                    Fox Point, WI 53217



ATTEST:             HARNISCHFEGER INDUSTRIES, INC.


                    By
- ---------------------      ---------------------------
                    Chairman, Board of Directors

                    By
- ---------------------      ---------------------------
                    Chairman, Human Resources Committee